Exhibit 3.152

STAMP	ARTICLES OF INCORPORATION OF NOB HILL CASINO, INC.

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, and to that end, we do hereby certify:

FIRST: The name of the corporation is NOB HILL CASINO INC.

SECOND: The location of the principal office of this corporation within the State of Nevada is 300 East Second Street, 15th Floor, in the City of Reno, County of Washoe, State of Nevada, and the Resident Agent in charge thereof is PHILIP G. SATRE.

THIRD: The purpose for which this corporation is formed, and the nature of the business and objects proposed to be transacted and carried on by it are:

To engage in any lawful activity whatsoever in the State of Nevada and/or in any State of the United States of America, and/or any territory or possession of the United States of America, and/or the District of Columbia, and/or any foreign country.

FOURTH: The authorized capital of this corporation shall be TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), consisting of 25,000 shares of stock of the par value of ONE DOLLAR ($1.00) per share. Each such share, when issued, shall have one (1) vote.

FIFTH: The members of the governing Board of the corporation shall be styled “Directors”, and the first Board of Directors shall be four (4) in number.

So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three, but not less than the number of shareholders. Otherwise the number of directors shall not be less than four.

Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation or by an amendment to the By-Laws of the corporation duly adopted by either the Board of Directors or the Shareholders.

The names and addresses of the first Board of Directors are as follows:

ILLEGIBLE	3419 Las Vegas Blvd. South
Las Vegas, Nevada 89109

ILLEGIBLE	Post Office Box 10
Reno, Nevada 89504

ILLEGIBLE	Post Office Box 10
Reno, Nevada 89504

ILLEGIBLE	Post Office Box 10
Reno, Nevada 89504

SIXTH: The names and post office addresses of each of the incorporators signing these Articles of Incorporation are as follows:

Gary D. Armentrout	Post Office Box 10
Reno, Nevada 89504

Daneen Buck	Post Office Box 10
Reno, Nevada 89504

Tina J. Webb	Post Office Box 10
Reno, Nevada 89504

SEVENTH: The capital stock of this corporation, after the amount of the subscription price has been paid, shall not be subject to assessment to pay the debts of the corporation, and no stock issued as fully paid shall be assessable or assessed, nor shall the private property of the stockholders, directors or officers of this corporation be subject to the payment of any corporate debts to any extent whatsoever, and in this particular, the Articles of Incorporation shall not be subject to amendment.

EIGHT: This corporation shall have perpetual existence.

NINTH: Every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director of officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the law of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint ventures trust or other enterprise against any such capacity or arising out of such status, whether or not the cooperation would have the power to indemnify such person.

TENTH: Unless otherwise determined by the Board of Directors, no holder of stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of any class or classes, and whether out of unissued shares authorized by the Articles of Incorporation of the corporation as originally filed or by any amendment thereof, or out of shares of stock of the corporation acquired by it after the issue thereof, and whether issued for cash, labor performed, personal property, real property, or leases thereof, nor shall he be entitled to any right of subscription to any thereof; nor, unless otherwise determined by the Board of Directors, shall any holder of any shares, as a matter of right, to purchase or subscribe for any obligation with the corporation may issue or sell that shall be convertible into or exchangeable for any shares of stock of its capital stock or any class or classes.

IN WITNESS WHEREOF, we have hereunto set our hands this 22nd day of March, 1983, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ GARY D. ARMENTROUT
GARY D. ARMENTROUT

/s/ DANEEN BUCK
DANEEN BUCK

/s/ TINA J. WEBB
TINA J. WEBB

STATE OF NEVADA	)
	)	s.s.
COUNTY OF WASHOE	)

On this 22nd day of March, 1983, personally appeared before me, a notary public, GARY D. ARMENTROUT, DANEEN BUCK, and TINA J. WEBB who acknowledged to me that they executed the foregoing instrument.

/s/ Diane B. Shevlin
Notary Public

STAMP

[STAMP]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

NOB HILL CASINO, INC.

The undersigned to hereby declare and certify that (1) they comprise not fewer than two-thirds of the original incorporators of Nob Hill Casino, Inc., a corporation organized and existing under the laws of the State of Nevada; (2) the original Articles of Incorporation of said corporation were filed with the Secretary of State of Nevada on April 7, 1983, and with the County Clerk of Washoe County on April 8, 1983; and (3) to the date of this Certificate, no part of the capital of said corporation has been paid.

The undersigned do further declare and certify that at a meeting of the incorporators on said corporation duly called and held on June 1, 1983, the following resolutions were adopted:

RESOLVED, that Article Third of the Articles of Incorporation of Nob Hill Casino, Inc. be amended to read in its entirety as follows:

(a) to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America;

(b) to engage in any lawful activity whatsoever in the State of Nevada and/or in any state of the United States of America, and/or any territory or possession of the United States of America, and/or the District of Columbia, and/or any foreign country.

RESOLVED FURTHER, that the Articles of Incorporation of Nob Hill Casino, Inc. be amended by including Article Eleven to read in its entirety as follows:

The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No stock or securities issued by the corporation and no interest, claim or charges therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said [ILLEGIBLE] or waive any defect in said [ILLEGIBLE].

If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities.

The undersigned do further declare and certify that they have made and filed this Certificate pursuant to the foregoing resolution.

Dated this 1st day of July, 1983.

/s/ Gary D. Armentrout
Gary D. Armentrout

/s/ Tina J. Webb
Tina J. Webb

STATE OF NEVADA	)
	)	ss.
COUNTY OF WASHOE	)

On this 1st day of July, 1983, personally appeared before me, a Notary Public, GARY D. ARMENTROUT and TINA J. WEBB, who acknowledged to me that they executed the foregoing instrument.

[STAMP]	/s/ Diane B. Shevlin
Notary Public

[STAMP]

[STAMP]	FILING FEE: $75.00 DF C03081
HARRAH’S/15TH FLOOR, GROUP LEGAL, ATTN: FRANKIE
VIA [ILLEGIBLE]/CARSON MESSENGER SERVICE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

NOB HILL CASINO, INC.
Name of Corporation

The undersigned Thomas J. Carr, Jr.	and
Vice president

Patricia Becker	of	Nob Hill Casino, Inc.
Secretary		Name of Corporation

[ILLEGIBLE] hereby certify

That the Board of Directors of said corporation at a meeting duly convened and held on the 16th day of January, 1991, adopted a resolution to amend the original articles as follows:

Article FIRST is hereby amended to read as follows:

The name of the corporation is Harrah’s Management Company.

The number of shares of the corporation outstanding and entitle to vote on an amendment to the Articles of Incorporation are 1; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholder holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[STAMP]

/s/ Thomas J. Carr, Jr.
Vice President

/s/ Patricia Becker
Secretary

State of Newada	)
	)	ss
County of Washoe	)

On January 17, 1991, personally appeared before me, a Notary Public,

Thomas J. Carr, Jr. and Patricia Becker

(Names of persons appearing and signing document.)

who acknowledged that they executed the above instruction.

/s/ Frankie R. Rossler
Signature of Notary

[STAMP]

[STAMP]